EXHIBIT 99.1

May 20, 2004

Media:	John Sousa or David Byford

(713) 767-5800

Analysts:	Peter Wilt, Norelle Lundy or Hillarie Bloxom

(713) 507-6466

DYNEGY CEO DISCUSSES COMPANY ACHIEVEMENTS, OPPORTUNITIES FOR

GROWTH AT ANNUAL MEETING OF SHAREHOLDERS

Board names Bruce A. Williamson as Chairman of the Board

and Director Patricia A. Hammick as Lead Director

HOUSTON (May 20, 2004) – At today’s annual meeting of shareholders, Bruce A. Williamson, Dynegy Inc. (NYSE: DYN) President and Chief Executive Officer, discussed the progress the company has made in the past year and opportunities for growth in the future.

“The last year was characterized by our ability to effectively follow our principles and focus on the fundamentals, which enabled us to further our performance in key strategic, financial and operational areas,” said Williamson. “We improved the company’s balance sheet by reducing debt and other obligations by more than $1.5 billion and collateral by $550 million compared to end-of-year 2002 levels. In addition, we significantly extended our debt maturity profile and, through sales of non-strategic assets, are sharpening our long-term strategic direction around our unregulated Power Generation and Natural Gas Liquids businesses.

“The capabilities and scalability of our Power Generation business provide an opportunity for us to capture growth and consolidation opportunities that will result from U.S. economic and power market recoveries,” Williamson added.

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DYNEGY CEO DISCUSSES COMPANY

ACHIEVEMENTS, OPPORTUNITIES FOR

GROWTH AT ANNUAL MEETING

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During the annual meeting, shareholders approved the election of 13 director nominees to serve Dynegy through 2005. All of Dynegy’s current directors were elected to serve for another year except for Daniel L. Dienstbier, Dynegy’s former non-executive Chairman of the Board, who previously announced his retirement from the board. In addition, George L. Mazanec, the sole nominee who was not previously a Dynegy director, was elected to the board.

Shareholders also approved three management proposals concerning:

•	Convertibility of Dynegy’s Series C convertible preferred stock;
•	Potential issuances of Dynegy’s Class B common stock upon the exercise of preemptive rights; and
•	Ratification of PricewaterhouseCoopers LLP as Dynegy’s independent auditors for 2004.

Additionally, two shareholder proposals concerning executive compensation – one regarding performance-based equity compensation and the other relating to performance and time-based restricted shares – did not pass. For more information on the proposals considered at the meeting, refer to the company’s Proxy Statement, which can be downloaded from the “News & Financials” section of www.dynegy.com.

Following the shareholder meeting, the company’s newly elected Board of Directors named Williamson as Chairman of the Board, replacing Dienstbier. In addition, Director Patricia A. Hammick was named Lead Director.

The audio web cast of the meeting and presentation slides will be available on the “News & Financials” section of www.dynegy.com through Aug. 20, 2004.

Dynegy Inc. provides electricity, natural gas and natural gas liquids to customers throughout the United States. Through its energy businesses, the company owns and operates a diverse portfolio of assets, including power plants totaling more than 12,700 megawatts of net generating capacity, gas processing plants that process approximately 1.8 billion cubic feet of natural gas per day and nearly 38,000 miles of electric transmission and distribution lines.

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DYNEGY CEO DISCUSSES COMPANY

ACHIEVEMENTS, OPPORTUNITIES FOR

GROWTH AT ANNUAL MEETING

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Certain statements included in this news release are intended as “forward-looking statements.” These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly our ability to take advantage of recoveries in the U.S. economy and power markets. Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. Some of the key factors that could cause actual results to vary materially from those expected include the occurrence of economic and power market recoveries in the U.S. and the availability of growth and consolidation opportunities as a result of such recoveries. More information about the risks and uncertainties relating to these forward-looking statements are found in Dynegy’s SEC filings, including its Annual Report on Form 10-K for the year ended Dec. 31, 2003 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, which are available free of charge on the SEC’s web site at http://www.sec.gov.

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